Exhibit 10.8

April 6, 2009

Attunity Ltd.
Kfar-Netter Industrial Park
P.O.B 3787
Kfar-Netter 40593, Israel
Attn.: Board of Directors

Re: Standby Undertaking

Ladies and Gentlemen:

It is my understanding that Attunity Ltd. (the “Company”) proposes, pursuant to its Registration Statement on Form F-1 (File No. 333-155738) (as may be amended by the Company from time to time, the “Form F-1”), to commence an offering to holders of its ordinary shares (the “Ordinary Shares”) rights (the “Rights”) to subscribe for and purchase additional Ordinary Shares and, possibly, Warrants (the “New Securities”) at a subscription price and other terms to be determined by the Company’s Board of Directors (the “Rights Offering”).

It is my further understanding that, pursuant to the Rights Offering, (i) the Company will distribute to each of its shareholders of record, at no charge, Rights that will entitle the holder to purchase New Securities at the subscription price (the “Basic Subscription Right”) and (ii) each holder of Rights who exercises in full its Basic Subscription Right will be entitled to subscribe for additional New Securities which are Unsubscribed Securities (as defined below), to the extent that other holders of Rights do not exercise all of their respective Basic Subscription Rights; and, if an insufficient number of securities are available to satisfy fully the oversubscription requests, then the available shares will be distributed proportionately among subscription rights holders who exercised their oversubscription right based on the number of shares each subscription rights holder subscribed for under the Basic Subscription Right (the “Over-Subscription Right”).

In connection with the foregoing, I hereby irrevocably agree and undertake as follows:

1.	In order to, among others, facilitate the Rights Offering, the Company has requested the undersigned to agree, and I hereby agree and undertake, (a) to purchase from the Company all of the New Securities that will be available for purchase by the undersigned pursuant to its Basic Subscription Right, and (b) not to exercise my Over-Subscription Right.

2.	I further agree and undertake that, if and to the extent New Securities are not purchased by the Company’s other shareholders pursuant to the exercise of Rights (including the Basic and Over-Subscription Rights) under the Rights Offering (the “Unsubscribed Securities”) for at least $360,000 (the “Minimum Funding”), the undersigned shall be deemed to have exercised such Rights immediately prior to the expiration of the Rights Offering (the “Expiration Date”) so as to purchase from the Company all such remaining New Securities required, and only to the extent required, for the Company to raise the Minimum Funding; it being understood that (i) in no event shall the undersigned be required to purchase New Securities (including those purchased under my Basic Subscription Right) for a total subscription price of more than the Minimum Funding (the “Maximum Commitment”; as may be adjusted per the following clause (ii)) and (ii) the Maximum Commitment shall be reduced, dollar-per-dollar, by such amount that any (A) other shareholder undertakes, under a similar standby undertaking, to invest in the Rights Offering or (B) other person actually invests in the Company through any equity financing consummated prior to the Expiration Date.

3.	I further agree that, between the date hereof and the closing of the Rights Offering (the “Closing Date”), none of the undersigned nor my affiliates shall acquire any Ordinary Shares; provided, however, that the foregoing shall not restrict the acquisition of shares pursuant to this letter.

4.	If the Closing Date shall not occur, for any reason, by May 4, 2009, I hereby undertake to lend to the Company, on the same terms of the Loan Agreement, dated as of November 25, 2008, between the Company and the signatories thereto, an amount equal to the Maximum Commitment.

5.	This undertaking may be terminated (i) by the Company, at any time prior to the Closing Date and (ii) by the undersigned, at any time prior to the Closing Date if, and only if, both the Extension Agreement, dated January 7, 2009, by and among the Company and the holders of the convertible notes originally due May 2009 (the “Extension Agreement”) and the Amendment to the Loan Agreement and Charge Agreements, dated March 30, 2009, by and between the Company and Plenus (the “Loan Amendment”), are in full force in effect, are effective and are not subject to any conditions.

6.	I further agree that the Company may disclose this undertaking, in the Form F-1 and/or its annual report on Form 20-F for the year ended 2008 or otherwise, solely to the extent required by applicable law.

7.	For the avoidance of doubt, this undertaking is (i) provided to the Company in my capacity as a shareholder of the Company, rather than as the Chairman of the Board of Directors or Chief Executive Officer, and (ii) may not be assigned (by operation of law, including change of control, or otherwise) by either party.

8.	This undertaking shall be subject solely to and interpreted in accordance with the laws of the State of Israel, without giving effect to its conflict of laws, principles or rules. Any dispute arising under or in relation to this undertaking shall be resolved in, and the sole and exclusive jurisdiction shall be of, the competent court for Tel Aviv-Jaffa district, and each of the parties hereby submits irrevocably to the jurisdiction of such courts.

Sincerely, /s/ Shimon Alon